 As filed with the Securities and Exchange Commission on April 7, 2000
                                                Registration No. 333-___________

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                              ____________________
                                  eCollege.com
             (Exact name of registrant as specified in its charter)

           Delaware                                             84-1351729
(State or other jurisdiction                       (I.R.S. Employer Identification No.)
of incorporation or organization)

                          10200 A East Girard Avenue
                            Denver, Colorado 80231
              (Address of principal executive offices) (Zip Code)
                             ____________________
                                 eCollege.com
                           1999 STOCK INCENTIVE PLAN
                       1999 EMPLOYEE STOCK PURCHASE PLAN
    WARRANT ISSUED TO MR. REDNER PURSUANT TO WRITTEN COMPENSATION AGREEMENT
                           (Full title of the Plans)
                             ____________________
                               ROBERT N. HELMICK
                     President and Chief Executive Officer
                                 eCollege.com
                          10200 A East Girard Avenue
                            Denver, Colorado 80231
                    (Name and address of agent for service)
                                (303) 873-7400
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================

Title of Securities to be Registered     Amount to be        Proposed Maximum            Proposed Maximum            Amount of
                                         Registered (1)    Offering Price Per Share    Aggregate Offering Price    Registration Fee
------------------------------------------------------------------------------------------------------------------------------------

1999 Stock Incentive Plan                3,353,752 shares                   $6.56(2)         $22,000,613.12(2)            $5,808.16
-------------------------
Common Stock, $0.01 par value
------------------------------------------------------------------------------------------------------------------------------------

1999 Employee Stock Purchase Plan          666,667 shares                   $6.56(2)         $ 4,373,335.52(2)            $1,154.56
---------------------------------
Common Stock $0.01 par value
------------------------------------------------------------------------------------------------------------------------------------

Warrant Issued to Mr. Redner                23,333 shares                   $1.62(3)         $    37,799.46(3)            $    9.97
---------------------------
Common Stock $0.01 par value
------------------------------------------------------------------------------------------------------------------------------------

                                                                                         Aggregate Registration Fee:      $6,972.69
====================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the eCollege.com 1999 Stock Incentive Plan, 1999 Employee Stock Purchase Plan, and warrant issued to Mr. Redner pursuant to a written compensation agreement by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on April 5, 2000, as reported by the Nasdaq National Market.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the exercise price of the warrant.

                                    PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         eCollege.com (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the SEC on March 30, 2000, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"); and

         (b) The Registrant's Registration Statement No. 000-28393 on Form 8-A12G filed with the SEC on December 7, 1999, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

The Registrant's Second Amended and Restated Certificate of Incorporation (the "Certificate") provides that, except to the extent prohibited by the Delaware General Corporation Law, as amended (the "DGCL"), the Registrant's directors shall not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Registrant. Under the DGCL, the directors have a fiduciary duty to the Registrant which is not eliminated by this provision of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non monetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to the Registrant, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by the DGCL. This provision also does not affect the directors' responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws. The Registrant has applied for liability insurance for its officers and directors.

Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise. The Certificate eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL and provides that the Registrant may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.


Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits
         --------

Number         Exhibit
------         -------
4              Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-28393 on Form 8-A12G/A which is incorporated herein by reference pursuant to Item 3(b).
5              Opinion and consent of Brobeck, Phleger & Harrison LLP.
23.1           Consent of Arthur Andersen LLP, Independent Accountants.
23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
24             Power of Attorney. Reference is made to page II-4 of this Registration Statement.
99.1           eCollege.com 1999 Stock Incentive Plan (as Amended and Restated Through January 3, 2000).
99.2           eCollege.com 1999 Employee Stock Purchase Plan.
99.3           Warrant Issued to Mr. Redner Pursuant to Written Compensation Agreement

Item 9.  Undertakings.
         ------------

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the eCollege.com 1999 Stock Incentive Plan, 1999 Employee Stock Purchase Plan, and warrant issued to Mr. Redner pursuant to a written compensation agreement.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado this 7th day of April, 2000.

                                    eCollege.com

                                    By: /s/ Robert N. Helmick
                                        -----------------------------------
                                        Robert N. Helmick,
                                        President, Chief Executive Officer and
                                        Chairman of the Board

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of eCollege.com, a Delaware corporation, do hereby constitute and appoint Robert N. Helmick, Chief Executive Officer, and Douglas H. Kelsall, Chief Financial Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                               Title                                             Date
---------                               -----                                             ----
/s/ Robert N. Helmick
-------------------------------         Chief Executive Officer and Chairman of           April 7, 2000
Robert N. Helmick                       the Board (Principal Executive Officer)

/s/ Douglas H. Kelsall
-------------------------------         Chief Financial Officer and Treasurer             April 7, 2000
Douglas H. Kelsall                      (Principal Financial Officer)

/s/ Linda Schmehl
-------------------------------         Corporate Controller (Principal                   April 7, 2000
Linda Schmehl                           Accounting Officer)



/s/ Jonathan M. Dobrin
---------------------------             Vice President, Chief Technology                  April 7, 2000
Jonathan M. Dobrin                      Officer and Director

/s/ Jack W. Blumenstein
---------------------------             Director                                          April 7, 2000
Jack W. Blumenstein

/s/ Christopher W. Girgenti
---------------------------             Director                                          April 7, 2000
Christopher W. Girgenti


---------------------------             Director
Oakleigh Thorne

/s/ Jeri Korshak
---------------------------             Director                                          April 7, 2000
Jeri Korshak


                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    EXHIBITS

                                       TO

                                    FORM S-8

                                     UNDER

                             SECURITIES ACT OF 1933

                                  eCollege.com

                                 EXHIBITS INDEX


Exhibits
--------

Number                        Exhibit
------                        -------

4                             Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement
                              No. 000-28393 on Form 8-A12G/A which is incorporated herein by reference pursuant to Item 3(b).
5                             Opinion and consent of Brobeck, Phleger & Harrison LLP.
23.1                          Consent of Arthur Andersen LLP, Independent Accountants.
23.2                          Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
24                            Power of Attorney. Reference is made to page II-4 of this Registration Statement.
99.1                          eCollege.com 1999 Stock Incentive Plan (as Amended and Restated Through January 3, 2000).
99.2                          eCollege.com 1999 Employee Stock Purchase Plan.
99.3                          Warrant Issued to Mr. Redner Pursuant to Written Compensation Agreement